Exhibit 99.1

                GENESEE & WYOMING REPORTS SECOND QUARTER RESULTS

    GREENWICH, Conn., Aug. 2, 2005 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the second quarter of 2005 increased 4.9% to $11.4 million, compared to net income of $10.8 million in the second quarter of 2004. GWI's diluted earnings per share in the second quarter of 2005 increased 5.1% to $0.41 with 27.7 million shares outstanding, compared to diluted earnings per share of $0.39 with 27.5 million shares outstanding in the second quarter of 2004. GWI's results in the second quarter of 2005 include a $0.7 million non-cash foreign currency translation adjustment on intercompany debt in Mexico, which reduced GWI's diluted EPS by approximately $0.02.

    North American Results
    In the second quarter of 2005, North American revenue increased 25.2% to $92.7 million, compared to $74.1 million in the second quarter of 2004. This $18.7 million increase in revenue included $9.5 million in same-railroad growth, $5.0 million from railroads acquired from Rail Management Corporation on June 1, 2005, $2.7 million from the Tazewell & Peoria Railroad, and $1.5 million from two short-lines recently acquired from CSX Corp. The 12.9% growth in same-railroad freight revenue was balanced across multiple commodity groups, with particular strength in paper, which increased by $1.8 million, or 18.7%; lumber and forest products, which increased by $1.7 million, or 26.8%; minerals and stone, which increased by $1.0 million, or 18.0%; and metals, which increased by $1.0 million, or 17.9%. In addition, same-railroad non-freight revenue increased by $2.3 million, or 12.9%.

    North American operating income in the second quarter of 2005 increased 18.0% to $16.0 million, compared with $13.6 million in the second quarter of 2004. The North American operating ratio was 82.7% in the second quarter of 2005, compared with 81.7% in the second quarter of 2004. GWI's results in the second quarter of 2005 included $0.6 million of legal expense related to the settlement of a commercial dispute, while results for the second quarter of 2004 included $0.5 million of equity issuance expense associated with last year's secondary offering. The Company's operating results for the second quarter of 2005 were also unfavorably impacted by a 35.7% increase in the price of diesel fuel, as the average price per gallon reached $1.71.

    North American traffic in the second quarter of 2005 increased 24,181 carloads, or 15.4%, to 181,643 carloads. Same-railroad traffic in the second quarter of 2005 increased 5,210 carloads, or 3.3%. Revenue per carload in the second quarter of 2005 increased 7.0% to $380. Same-railroad revenue per carload increased 9.3% in the second quarter of 2005 due to a combination of rate increases, fuel escalation provisions and shipments of certain higher yielding traffic.

    GWI's North American Free Cash Flow for the six months ended June 30, was $28.8 million (defined as Cash from Operations of $39.4 million less Cash used in Investing of $248.8 million, excluding the Cost of Acquisitions of $238.2 million) compared with $19.4 million of Free Cash Flow (defined as Cash from Operations of $30.7 million less Cash used in Investing of $11.3 million) for the six months ended June 30, 2004. See the attached schedule for a description and discussion of Free Cash Flow.

    Australian Results (Equity Accounting)
    In Australia, revenue at GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 5.3% to US$86.0 million in the second quarter of 2005, compared with US$81.7 million in the second quarter of 2004. The US$4.3 million increase in revenue was principally due to a 30.5% increase in non-freight revenue resulting from higher third-party fuel sales and an increase in track and crossing work for third parties. ARG's freight revenue for the quarter was unchanged year over year, although the mix of business was significantly altered. A US$7.4 million reduction in grain shipments was offset by a US$3.7 million increase in iron ore shipments, a US$1.5 million increase in alumina and bauxite shipments and an approximately US$2.3 million increase in all other shipments, including a new intermodal service between Melbourne and Adelaide which commenced in June 2005. In Australian dollars, ARG's total revenue declined 2.1% in the second quarter of 2005 compared with the second quarter of 2004. In comparing the second quarter of 2005 with the second quarter of 2004, the Australian dollar strengthened 6.6%.

    ARG's operating income in the second quarter of 2005 was US$13.6 million, compared with operating income of US$16.5 million in the second quarter of 2004. The operating ratio was 84.2% in the second quarter of 2005, compared with 79.9% in the second quarter of 2004. ARG's operating results for the second quarter of 2005 were adversely impacted by a 39.9% increase in the price of diesel fuel compared to the second quarter of 2004. In addition, ARG continues to incur significant hiring and training costs for new locomotive drivers in preparation for increasing rail shipments in the second half of 2005 and into 2006.

    Equity income from ARG was US$2.3 million in the second quarter of 2005, compared with US$3.5 million of equity income in the second quarter of 2004.

    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "We enter the second half of 2005 with our business in excellent condition and our free cash flow generation at record levels. As demonstrated by the second quarter, our North American operations are performing well and are more than offsetting the high price of diesel fuel. Meanwhile, the integration of the Rail Management railroads is proceeding according to plan and we expect a significant contribution for the rest of the year. This smooth transition is thanks to the strength of our management team which has been working tirelessly to achieve a successful outcome."

    Mr. Fuller continued, "In Australia, while ARG's results for the second quarter have suffered from higher fuel prices, lower grain shipments and delays in new iron ore and alumina traffic, ARG's outlook has never been brighter. Much of the fuel cost increase is being gradually recovered through escalation provisions, the number of contract drivers has been significantly reduced from a year ago and equipment maintenance in Western Australia has been brought in house. Grain shipments have recently improved to provide storage capacity for this year's harvest which begins in the fourth quarter. Although delayed, iron ore and alumina shipments will come. A significant new intermodal contract from Melbourne to Adelaide has begun. ARG will see these benefits in part in the second half of 2005 and in full in 2006. After a series of major capital expenditure projects to support the expansion of its business, ARG's free cash flow generation is expected to strengthen substantially in 2006."

    Earnings Call Information
    As previously announced, GWI's conference call to discuss financial results for the first quarter will be held today at 10:00AM (Eastern Daylight Time). The dial-in number for the teleconference is 877-209-0397 or the call may be accessed live over the Internet (listen only) directly at http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website starting this afternoon.

    About GWI
    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 9,100 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

    Disclaimer Regarding Forward Looking Statements
    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                     Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                ----------------------------    ----------------------------
                                                    2005            2004            2005            2004
                                                ------------    ------------    ------------    ------------
REVENUES                                        $     92,742    $     74,062    $    176,824    $    146,464

EQUITY ISSUANCE EXPENSE                                    -             523               -             523
OPERATING EXPENSES                                    76,722          59,958         146,544         120,801
TOTAL OPERATING EXPENSES                              76,722          60,481         146,544         121,324
INCOME FROM OPERATIONS                                16,020          13,581          30,280          25,140

INTEREST EXPENSE                                      (2,837)         (2,283)         (4,956)         (4,718)
OTHER INCOME, NET                                       (475)            231            (380)            425

INCOME BEFORE INCOME TAXES AND
 EQUITY EARNINGS                                      12,708          11,529          24,944          20,847

PROVISION FOR INCOME TAXES                             3,842           4,351           7,556           7,984

INCOME BEFORE EQUITY EARNINGS                          8,866           7,178          17,388          12,863

EQUITY IN NET INCOME OF
 INTERNATIONAL AFFILIATES:
  AUSTRALIAN RAILROAD GROUP                            2,280           3,475           4,571           7,217
  SOUTH AMERICA                                          219             183             306             223

NET INCOME                                            11,365          10,836          22,265          20,303
IMPACT OF PREFERRED STOCK
 OUTSTANDING                                               -             178               -             479

NET INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                                   $     11,365    $     10,658    $     22,265    $     19,824

BASIC EARNINGS PER SHARE:

   NET INCOME AVAILABLE TO COMMON
    SHAREHOLDERS                                $       0.46    $       0.44    $       0.91    $       0.82

   WEIGHTED AVERAGE NUMBER
    OF SHARES OUTSTANDING                             24,534          24,171          24,476          24,108

DILUTED EARNINGS PER SHARE:

  NET INCOME                                    $       0.41    $       0.39    $       0.80    $       0.72

     WEIGHTED AVERAGE NUMBER
      OF SHARES  OUTSTANDING                          27,713          27,544          27,683          27,490

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                             June 30,      December 31,
                                               2005            2004
                                           ------------    ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents              $     19,254    $     14,451
    Accounts receivable, net                     83,125          64,537
    Materials and supplies                        6,240           5,263
    Prepaid expenses and other                    5,441           7,784
    Deferred income tax assets, net               3,191           3,190
      Total current assets                      117,251          95,225

PROPERTY AND EQUIPMENT, net                     525,477         337,024
INVESTMENT IN UNCONSOLIDATED
 AFFILIATES                                     134,215         132,528
GOODWILL                                         24,829          24,682
INTANGIBLE ASSETS, net                          137,442          77,778
OTHER ASSETS, net                                11,246          10,014
     Total assets                          $    950,460    $    677,251

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt      $      4,471    $      6,356
    Accounts payable                             86,983          63,794
    Accrued expenses                             27,299          21,598
     Total current liabilities                  118,753          91,748

LONG-TERM DEBT, less current portion            342,080         125,881
DEFERRED INCOME TAX LIABILITIES, net             54,189          50,517
DEFERRED ITEMS - grants from
 governmental agencies                           48,305          46,229
DEFERRED GAIN - sale/leaseback                    3,359           3,495
OTHER LONG-TERM LIABILITIES                      15,273          14,122
MINORITY INTEREST                                 3,329           3,559

REDEEMABLE CONVERTIBLE PREFERRED STOCK

TOTAL STOCKHOLDERS' EQUITY                      365,172         341,700
     Total liabilities and
      stockholders' equity                 $    950,460    $    677,251

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                           Six Months Ended
                                                     ----------------------------
                                                       June 30,        June 30,
                                                         2005            2004
                                                     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                          $     22,265    $     20,303
 Adjustments to reconcile net income to net
 cash provided by operating activities-
  Depreciation and amortization                            10,659           9,484
  Amortization of restricted stock                            178               -
  Deferred income taxes                                     3,503           2,929
  Net loss (gain) on sale and impairment of assets              2             (94)
  Equity earnings of unconsolidated
   international affiliates                                (4,877)         (7,440)
  Minority interest (income) expense                         (103)            102
  Tax benefit realized upon exercise
   of stock options                                           309             956
  Valuation adjustment of split
    dollar life insurance                                      74               -
  Changes in assets and liabilities,
   net of effect of acquisitions --
     Accounts receivable                                   (5,499)           (605)
     Materials and supplies                                   231            (744)
     Prepaid expenses and other                             2,993          (1,138)
     Accounts payable and accrued expenses                  7,867           7,263
     Other assets and liabilities, net                      1,755            (305)
       Net cash provided by operating activities           39,357          30,711

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment,
   net of proceeds from government grants                 (11,475)        (11,561)
  Purchase of Rail Partners,
   net of cash received                                  (238,204)              -
  Cash received from unconsolidated
   international affiliates                                   606               -
  Proceeds from disposition of property and
   equipment, including sale/leasebacks                       281             294
    Net cash used in investing activities                (248,792)        (11,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term borrowings,
   including capital leases                               (89,129)        (99,407)
  Proceeds from issuance of long-term debt                302,800          76,300
  Debt issuance costs                                      (1,629)              -
  Proceeds from employee stock purchases                    1,473           1,937
  Dividend paid on Redeemable Convertible
   Preferred Stock                                              -            (411)
    Net cash used in financing activities                 213,515         (21,581)

EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS                                    723            (531)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            4,803          (2,668)
CASH AND CASH EQUIVALENTS, beginning of period             14,451          11,118
CASH AND CASH EQUIVALENTS, end of period             $     19,254    $      8,450

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                                     Three Months Ended
                                                                          June 30,
                                                ------------------------------------------------------------
                                                            2005                            2004
                                                ----------------------------    ----------------------------
                                                                    % of                            % of
                                                   Amount         Revenue          Amount         Revenue
                                                ------------    ------------    ------------    ------------
Revenues:
  Freight                                       $     69,030            74.4%   $     55,907            75.5%
  Non-freight                                         23,712            25.6%         18,155            24.5%

    Total revenues                              $     92,742           100.0%   $     74,062           100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                              $     29,570            31.9%   $     24,950            33.7%
Equipment rents                                        8,115             8.8%          6,334             8.6%
Purchased services                                     6,065             6.5%          4,498             6.1%
Depreciation and
 amortization                                          5,669             6.1%          4,754             6.4%
Diesel fuel                                            8,877             9.6%          5,646             7.6%
Casualties and insurance 5,502                                           5.9%          3,653             4.9%
Materials                                              4,820             5.2%          3,611             4.9%
Net loss on sale and
 impairment of assets                                     68             0.1%              -             0.0%
Other expenses                                         8,036             8.6%          7,035             9.5%

Total operating
 expenses                                       $     76,722            82.7%   $     60,481            81.7%

Functional Classification

Transportation                                  $     31,827            34.3%   $     23,360            31.5%
Maintenance of ways
 and structures                                        8,558             9.2%          7,599            10.3%
Maintenance of
 equipment                                            13,675            14.7%         11,048            14.9%
General and
 administrative                                       16,925            18.3%         13,720            18.6%
Net loss on sale
 and impairment of assets                                 68             0.1%              -             0.0%
Depreciation
 and amortization                                      5,669             6.1%          4,754             6.4%

Total operating
 expenses                                       $     76,722            82.7%   $     60,481            81.7%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                                      Six Months Ended
                                                                          June 30,
                                                ------------------------------------------------------------
                                                            2005                            2004
                                                ----------------------------    ----------------------------
                                                                    % of                            % of
                                                   Amount         Revenue          Amount         Revenue
                                                ------------    ------------    ------------    ------------
Revenues:
  Freight                                       $    132,164            74.7%   $    110,717            75.6%
  Non-freight                                         44,660            25.3%         35,747            24.4%

    Total revenues                              $    176,824           100.0%   $    146,464           100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                              $     58,454            33.1%   $     51,346            35.1%
Equipment rents                                       16,005             9.1%         13,215             9.0%
Purchased services                                    11,195             6.3%          8,779             6.0%
Depreciation and
amortization                                          10,659             6.0%          9,484             6.5%
Diesel fuel                                           16,814             9.5%         11,291             7.7%
Casualties and insurance                               9,134             5.2%          7,360             5.0%
Materials                                              9,028             5.1%          7,319             5.0%
Net (gain) loss on sale
 and impairment of assets                                  2             0.0%            (94)           -0.1%
Other expenses                                        15,253             8.6%         12,624             8.6%

Total operating
 expenses                                       $    146,544            82.9%   $    121,324            82.8%

Functional Classification
Transportation                                  $     60,713            34.3%   $     48,026            32.8%
Maintenance of ways
 and structures                                       16,450             9.3%         14,486             9.9%
Maintenance of
 equipment                                            26,780            15.1%         22,729            15.5%
General and
 administrative                                       31,940            18.2%         26,693            18.2%
Net (gain) loss on sale
 and impairment of assets                                  2             0.0%            (94)           -0.1%
Depreciation and
 amortization                                         10,659             6.0%          9,484             6.5%

Total operating
 expenses                                       $    146,544            82.9%   $    121,324            82.8%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Railroad Freight Revenue, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                             Three Months Ended                           Three Months Ended
                                               June 30, 2005                                June 30, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                 Average                                      Average
                                                                 Revenue                                      Revenue
                                   Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads       Carload        Revenues       Carloads       Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Paper                            $     13,310         30,686   $        434   $      9,770         23,206   $        421
Coal, Coke & Ores                      13,144         49,786            264         12,062         49,259            245
Lumber &
 Forest Products                        8,801         24,536            359          6,327         19,428            326
Minerals & Stone                        7,225         17,724            408          5,693         15,728            362
Metals                                  6,988         19,754            354          5,450         17,530            311
Petroleum Products                      6,835          8,730            783          6,134          8,185            749
Chemicals-Plastics                      5,249          9,768            537          4,103          7,808            525
Farm &
 Food Products                          3,689         11,035            334          2,947          6,914            426
Autos &
 Auto Parts                             2,053          4,254            483          1,854          4,213            440
Intermodal                                497          1,155            430            630          1,736            363
Other                                   1,239          4,215            294            937          3,455            271

Totals                           $     69,030        181,643            380   $     55,907        157,462            355

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Railroad Freight Revenue, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                              Six Months Ended                             Six Months Ended
                                               June 30, 2005                                June 30, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                 Average                                      Average
                                                                 Revenue                                      Revenue
                                   Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads       Carload        Revenues       Carloads       Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Coal, Coke & Ores                $     25,412         95,644   $        266   $     22,799         93,301   $        244
Paper                                  25,011         56,095            446         19,290         46,190            418
Lumber &
 Forest Products                       16,352         45,487            359         12,165         37,462            325
Petroleum Products                     13,706         17,513            783         12,448         16,495            755
Metals                                 13,342         37,919            352         11,105         35,368            314
Minerals & Stone                       12,826         31,789            403         10,829         28,393            381
Chemicals-Plastics                      9,922         19,073            520          7,975         15,276            522
Farm &
 Food Products                          8,448         24,407            346          7,739         18,366            421
Autos & Auto Parts                      3,883          8,208            473          3,596          8,410            428
Intermodal                                998          2,298            434          1,182          3,100            381
Other                                   2,264          7,996            283          1,589          6,309            252

Totals                           $    132,164        346,429            382   $    110,717        308,670            359

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                     Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                ----------------------------    ----------------------------
                                                    2005            2004            2005            2004
                                                ------------    ------------    ------------    ------------
REVENUES                                        $     86,041    $     81,717    $    170,420    $    164,070

OPERATING EXPENSES                                    72,452          65,257         143,029         129,970
INCOME FROM OPERATIONS                                13,589          16,460          27,391          34,100

INTEREST EXPENSE                                      (7,284)         (6,855)        (14,696)        (14,203)
OTHER INCOME, NET                                        228             338             407             741

INCOME BEFORE TAX                                      6,533           9,943          13,102          20,638

PROVISION FOR INCOME TAX                               1,976           2,994           3,959           6,206

NET INCOME                                      $      4,557    $      6,949    $      9,143    $     14,432

   Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       June 30,      December 31,
                                                         2005            2004
                                                     ------------    ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                        $     14,663    $     21,217
    Accounts receivable, net                               51,794          49,085
    Materials and supplies                                 12,301          11,580
    Prepaid expenses and other                              5,312           3,055
      Total current assets                                 84,070          84,937

PROPERTY AND EQUIPMENT, net                               539,699         541,470
DEFERRED INCOME TAX ASSETS, net                            73,076          77,325
OTHER ASSETS, net                                           8,133           8,522
     Total assets                                    $    704,978    $    712,254

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                 $     15,767    $     19,832
    Accrued expenses                                       25,655          31,989
    Current income tax liabilities                            285             364
     Total current liabilities                             41,707          52,185

LONG-TERM DEBT                                            380,650         383,425
DEFERRED INCOME TAX LIABILITIES, net                       23,054          21,207
OTHER LONG-TERM LIABILITIES                                 4,733           2,177
FAIR VALUE OF INTEREST RATE SWAPS                           7,538           9,788
     Total non-current liabilities                        415,975         416,597

REDEEMABLE PREFERRED STOCK OF
 STOCKHOLDERS                                              16,439          16,897

TOTAL STOCKHOLDERS' EQUITY                                230,857         226,575
     Total liabilities and
      stockholders' equity                           $    704,978    $    712,254

   Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                           Six Months Ended
                                                     ----------------------------
                                                       June 30,        June 30,
                                                         2005            2004
                                                     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                      $      9,143    $     14,432
     Adjustments to reconcile net income
      to net cash provided by operating
      activities-
       Depreciation and amortization                       15,922          13,097
       Deferred income taxes                                4,631           6,367
       Net (gain) loss on sale and
        impairment of assets                                 (319)            471
       Changes in assets and liabilities                  (14,476)         (3,675)
         Net cash provided by
          operating activities                             14,901          30,692

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                   (30,301)        (22,883)
     Proceeds from disposition
      of property and equipment                             1,692             835
     Transfer to restricted
      funds on deposit                                          -               -
         Net cash used in
          investing activities                            (28,609)        (22,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on borrowings                                     -               -
     Proceeds from borrowings                               7,707               -
       Net cash provided by
        financing activities                                7,707               -

EFFECT OF EXCHANGE RATE DIFFERENCES
 ON CASH AND CASH EQUIVALENTS                                (553)         (2,285)

(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                               (6,554)          6,359
CASH AND CASH EQUIVALENTS, beginning
 of period                                                 21,217          26,618
CASH AND CASH EQUIVALENTS, end of
 period                                              $     14,663    $     32,977

   Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                                     Three Months Ended
                                                                          June 30,
                                                ------------------------------------------------------------
                                                            2005                            2004
                                                ----------------------------    ----------------------------
                                                                   % of                            % of
                                                   Amount         Revenue          Amount         Revenue
                                                ------------    ------------    ------------    ------------
Revenues:
     Freight                                    $     67,849            78.9%   $     67,773            82.9%
     Non-freight                                      18,192            21.1%         13,944            17.1%

        Total railroad revenues                 $     86,041           100.0%   $     81,717           100.0%

Operating Expenses:
Natural Classification
Labor and benefits                              $     17,657            20.5%   $     14,945            18.3%
Equipment rents                                          640             0.7%            821             1.0%
Purchased services                                    16,528            19.2%         20,263            24.8%
Depreciation and amortization                          8,320             9.7%          6,383             7.8%
Diesel fuel used in operations                         8,126             9.5%          5,871             7.2%
Diesel fuel for sales to third
 parties                                               6,046             7.0%          4,666             5.7%
Casualties and insurance                               2,237             2.6%          1,339             1.6%
Materials                                              3,499             4.1%          3,549             4.3%
Net loss (gain) on sale and
 impairment of assets                                      8             0.0%            (13)            0.0%
Other expenses                                         9,391            10.9%          7,433             9.2%

Total operating expenses                        $     72,452            84.2%   $     65,257            79.9%

Functional Classification
Transportation                                  $     34,560            40.2%   $     30,454            37.3%
Maintenance of ways and structures                     9,925            11.5%         10,587            13.0%
Maintenance of equipment                               7,003             8.1%          7,864             9.6%
General and administrative                            12,636            14.7%          9,982            12.2%
Net loss (gain) on sale and
 impairment of assets                                      8             0.0%            (13)            0.0%
Depreciation and amortization                          8,320             9.7%          6,383             7.8%

Total operating expenses                        $     72,452            84.2%   $     65,257            79.9%

   Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                         Six Months Ended
                                                             June 30,
                                         -------------------------------------------------
                                                  2005                      2004
                                         -----------------------   -----------------------
                                                         % of                      % of
                                           Amount      Revenue       Amount      Revenue
                                         ----------   ----------   ----------   ----------
Revenues:
     Freight                             $  137,188         80.5%  $    138,7         84.5%
     Non-freight                             33,232         19.5%      25,357         15.5%

        Total railroad revenues          $  170,420        100.0%  $  164,070        100.0%

Operating Expenses:
Natural Classification
Labor and benefits                       $   34,761         20.4%  $   29,201         17.8%
Equipment rents                               1,523          0.9%       1,531          0.9%
Purchased services                           33,898         19.9%      39,325         24.0%
Depreciation and amortization                15,922          9.3%      13,097          8.0%
Diesel fuel used in operations               15,345          9.0%      12,026          7.3%
Diesel fuel for sales to third parties       11,756          6.9%       8,164          5.0%
Casualties and insurance                      6,866          4.0%       4,798          2.9%
Materials                                     7,150          4.2%       6,852          4.2%
Net (gain) loss on sale and impairment
 of assets                                     (319)        -0.2%         471          0.3%
Other expenses                               16,127          9.5%      14,505          8.8%

Total operating expenses                 $  143,029         83.9%  $  129,970         79.2%

Functional Classification
Transportation                           $   67,129         39.4%  $   60,807         37.1%
Maintenance of ways and structures           19,352         11.4%      19,643         12.0%
Maintenance of equipment                     15,009          8.8%      15,104          9.2%
General and administrative                   25,936         15.2%      20,848         12.6%
Net (gain) loss on sale and impairment
 of assets                                     (319)        -0.2%         471          0.3%
Depreciation and amortization                15,922          9.3%      13,097          8.0%

Total operating expenses                 $  143,029         83.9%  $  129,970         79.2%

   Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
  Australian Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
                           (U.S. dollars in thousands)
                                   (Unaudited)

                             Three Months Ended                     Three Months Ended
                               June 30, 2005                          June 30, 2004
                    ------------------------------------   ------------------------------------
                                                Average                                Average
                                                Revenue                                Revenue
                     Freight                      Per       Freight                     Per
                     Revenues     Carloads      Carload     Revenues     Carloads      Carload
                    ----------   ----------   ----------   ----------   ----------   ----------
Commodity Group

Grain               $   18,248       45,549   $      401   $   25,670       69,661   $      368
Other Ores
 and Minerals           15,070       26,225          575       14,055       25,657          548
Iron Ore                14,587       56,944          256       10,872       51,050          213
Alumina                  5,400       39,309          137        4,733       39,720          119
Bauxite                  3,767       36,232          104        2,920       30,034           97
Hook and
 Pull (Haulage)          1,147        1,544          743          451        2,521          179
Gypsum                   1,188       12,563           95          903       12,614           72
Other                    8,442       18,987          445        8,169       16,629          491

Total               $   67,849      237,353          286   $   67,773      247,886          273

   Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
  Australian Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
                           (U.S. dollars in thousands)
                                   (Unaudited)

                              Six Months Ended                       Six Months Ended
                               June 30, 2005                          June 30, 2004
                    ------------------------------------   ------------------------------------
                                               Average                                Average
                                               Revenue                                Revenue
                     Freight                     Per        Freight                     Per
                     Revenues     Carloads     Carload      Revenues     Carloads     Carload
                    ----------   ----------   ----------   ----------   ----------   ----------
Commodity Group

Grain               $   40,362      100,169   $      403   $   51,931      136,224   $      381
Other Ores
 and Minerals           30,647       52,905          579       29,133       53,815          541
Iron Ore                27,220      109,933          248       22,334      101,529          220
Alumina                 10,960       79,370          138        9,752       79,136          123
Bauxite                  7,429       70,202          106        6,132       60,251          102
Hook and Pull
 (Haulage)               1,485        2,229          666          915        5,297          173
Gypsum                   2,176       23,719           92        1,911       25,407           75
Other                   16,909       36,795          460       16,605       33,822          491

Total               $  137,188      475,322          289   $  138,713      495,481          280

   Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.

    Free Cash Flow Description and Discussion
    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.

    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                               Six Months Ended June 30,
                                              ---------------------------
                                                  2005           2004
                                              ------------   ------------
Net cash provided by operating activities     $     19,724   $     30,711
Net cash used in investing activities             (248,792)       (11,267)
Net cash used for acquisitions                     238,204              -
Free cash flow                                $     28,769   $     19,444

SOURCE  Genesee & Wyoming Inc.
    -0-                             08/02/2005
    /CONTACT: T.J. Gallagher, CFO of Genesee & Wyoming Inc., +1-203-629-3722, tjgallagher@gwrr.com/
    /Web site:  http://www.gwrr.com /
    (GWR)